Exhibit 99.1

Personalis Reports Third Quarter 2022 Financial Results

MENLO PARK, Calif. – November 2, 2022– Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported financial results for the third quarter ended September 30, 2022.

Third Quarter and Recent Highlights

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Reported quarterly revenue of $14.9 million in the third quarter of 2022 compared with $22.3 million in the third quarter of 2021

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Revenue from biopharma and other customers, excluding the U.S. Department of Veterans Affairs Million Veteran Program (VA MVP), of $14.9 million in the third quarter of 2022 compared with $8.6 million in the third quarter of 2021, a 73% increase

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Revenue from biopharma and other customers includes revenue of $7.4 million from Natera in the third quarter of 2022

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Launched a research collaboration with BC Cancer using NeXT Personal™ to determine the optimal time for ctDNA sampling for molecular residual disease (MRD) detection in colorectal and pancreatic cancers, with the aim of identifying cancer progression before current standard of care tests

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Announced a research collaboration with Duke University, deploying NeXT Personal™ to profile and accurately track MRD in patients with advanced gastroesophageal cancer over the course of therapy with the aim of better predicting a patient’s immune response to therapy

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Appointed Christopher Hall as SVP who will lead the company’s Diagnostic Business, bringing 20 years of experience including leading the commercial organization at Veracyte and growing its business to nearly $100M in diagnostic revenue

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Launched marketing and sales outreach to oncologists to begin generating demand for NeXT Dx™, the company’s tissue-based clinical test that covers the whole exome and transcriptome and assesses genomic alterations in matched tumor and normal specimens to report variants and help oncologists with decision-making for therapy selection

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Won an exclusive five-year contract and received the initial order from the VA MVP (contract work is pending the resolution of a bidder protest)

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Cash, cash equivalents, and short-term investments were $192.8 million as of September 30, 2022

“We are pleased with the pace of our oncology revenue growth, as well as the continued adoption of our NeXT Platform,” said John West, Chief Executive Officer of Personalis. “We are making excellent progress on our strategic priorities, as demonstrated with the addition of new collaborations with leading cancer institutions that will use our extremely sensitive MRD offering, NeXT Personal™, in studies designed to advance the field of oncology with the aim of enhancing the standard of care.”

Third Quarter 2022 Financial Results

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Revenue was $14.9 million in the three months ended September 30, 2022
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Gross margin was 16.7% in the three months ended September 30, 2022
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Operating expenses were $29.7 million in the three months ended September 30, 2022
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Net loss was $26.5 million in the three months ended September 30, 2022, and net loss per share was $0.58 based on a weighted-average basic and diluted share count of 45.9 million
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Cash, cash equivalents, and short-term investments were $192.8 million as of September 30, 2022

Full Year 2022 Outlook

Personalis expects the following for the full year of 2022:

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Total company revenue is expected to be in the range of $63.0 million to $64.0 million
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Revenue from biopharma and all other customers, excluding the VA MVP, is expected to be in the range of $55.5 million to $56.5 million
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Net loss is expected to be in the range of $111.0 million to $114.0 million

Webcast and Conference Call Information

Personalis will host a conference call to discuss the third quarter 2022 financial results after market close on Wednesday, November 2, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To access the live call via telephone, please register in advance using the link here. Upon registering, each participant will receive an email confirmation with dial-in numbers and a unique personal PIN that can be used to join the call. The live webinar can be accessed at https://investors.personalis.com. A replay of the webinar will be available shortly after the conclusion of the call and will be archived on the company's website.

About Personalis, Inc.

Personalis, Inc. is a leader in advanced cancer genomics, enabling the next generation of precision cancer therapies and diagnostics. The Personalis NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers and clinicians with information on all of the approximately 20,000 human genes, together with the immune system, from a single sample. To enable cancer sequencing, Personalis' Clinical Laboratory was built with a focus on clinical accuracy, quality, big data, scale, and efficiency. The laboratory is GxP-aligned as well as Clinical Laboratory Improvement Amendments of 1988-certified and College of American Pathologists-accredited. For more information, visit the Personalis website and News Center, and follow Personalis on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “aim,” “continue to,” “expect,” “future,” “goal,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding the company’s full year financial guidance, the use of NeXT Personal in new collaborations and studies, the company’s business outlook, and the company’s goals and aims. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Personalis’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers, including from Natera, which accounted for 50% of the company’s total revenue in the third quarter of 2022; the outcome of the bidder protest for our latest VA MVP contract award; the launch and market adoption of new products and new product features, such as NeXT Personal; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers and Natera increase or decrease in future periods; ability to demonstrate attributes or advantages of NeXT Personal or the Personalis NeXT Platform; the expected benefits or success of Personalis’ collaborations including with Moores Cancer Center at UC San Diego Health, BC Cancer, Duke University, Olink Proteomics AB, and others; the success of the company’s international expansion plans; the evolution of cancer therapies and market adoption of the company’s services; the ongoing COVID-19 pandemic; unstable market, economic and geo-political conditions, which may significantly impact the company’s business and operations and the business and operations of Personalis’ customers and suppliers; and legal proceedings to enforce patents, and the presumed validity or enforceability of the company’s patents or other intellectual property rights. These and other potential risks and uncertainties that could cause actual results to differ materially from the results predicted in these forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the Securities and Exchange Commission (SEC) on August 3, 2022, and in Personalis’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, being filed with the SEC today. All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Temple

pr@personalis.com

650-752-1300

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$14,858	$22,261	$48,325	$64,812
Costs and expenses
Cost of revenue	12,379	14,195	37,287	41,151
Research and development	14,957	13,617	48,343	34,800
Selling, general and administrative	14,781	12,140	46,141	33,989
Total costs and expenses	42,117	39,952	131,771	109,940
Loss from operations	(27,259)	(17,691)	(83,446)	(45,128)
Interest income	743	88	1,236	286
Interest expense	(45)	(60)	(154)	(125)
Other income (expense), net	80	5	149	(43)
Loss before income taxes	(26,481)	(17,658)	(82,215)	(45,010)
Provision for income taxes	11	12	32	17
Net loss	$(26,492)	$(17,670)	$(82,247)	$(45,027)
Net loss per share, basic and diluted	$(0.58)	$(0.40)	$(1.81)	$(1.03)
Weighted-average shares outstanding, basic and diluted	45,921,411	44,511,534	45,518,334	43,579,308

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
VA MVP	$—	$13,650	$7,556	$40,367
All other customers	14,858	8,611	40,769	24,445
Total revenue	$14,858	$22,261	$48,325	$64,812

PERSONALIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$83,522	$105,585
Short-term investments	109,234	181,479
Accounts receivable, net	13,592	18,468
Inventory and other deferred costs	7,543	5,610
Prepaid expenses and other current assets	8,017	7,089
Total current assets	221,908	318,231
Property and equipment, net	61,219	19,650
Operating lease right-of-use assets	30,045	53,822
Other long-term assets	4,689	4,825
Total assets	$317,861	$396,528
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,784	$9,221
Accrued and other current liabilities	22,658	18,110
Contract liabilities	297	3,982
Total current liabilities	33,739	31,313
Long-term operating lease liabilities	41,349	52,797
Other long-term liabilities	374	2,117
Total liabilities	75,462	86,227
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 45,955,866 and 44,904,512 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	5	4
Additional paid-in capital	573,158	557,558
Accumulated other comprehensive loss	(1,422)	(166)
Accumulated deficit	(329,342)	(247,095)
Total stockholders’ equity	242,399	310,301
Total liabilities and stockholders’ equity	$317,861	$396,528